HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                            Three Months Ended
                                              March 31, 1998
                                            ------------------

Operating Revenues                              $42,558,325
                                                -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation     12,887,413
   Operation Expense                             21,418,792
   Maintenance Expense                              141,157
   Property, Franchise and Other Taxes               20,046
   Depreciation, Depletion and Amortization       2,067,218
                                                -----------
Total Operating Expenses                         36,534,626
                                                -----------

Operating Income                                  6,023,699
                                                -----------

Other Income                                      6,002,865
                                                -----------

Interest Charges                                  1,211,533
                                                -----------

Income Before Income Taxes                       10,815,031
                                                -----------

Income Taxes - Current                            3,550,262
             - Deferred                             (21,035)
                                                -----------
                                                  3,529,227
                                                -----------

Minority Interest in Foreign Subsidiaries        (2,402,017)
                                                -----------

Net Income                                      $ 4,883,787
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